                                                                     EXHIBIT 8.1

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HONIGMAN                                                          (313) 465-7000
Honigman Miller Schwartz and Cohn LLP                        FAX: (313) 465-8000
Attorneys and Counselors                                            honigman.com
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                               September 21, 2005

Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393


        Re: Certain Federal Income Tax Matters

Ladies and Gentlemen:

        We have acted as counsel to Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), in connection with the public offering to exchange up to 3,625,000 Common Share Purchase Warrants expiring January 26, 2006 with an exercise price to be determined by the Board of Directors prior to the effective date of the Registration Statement (defined below) for 3,625,000 Common Share Purchase Warrants expiring January 26, 2006 with an exercise price of $4.50 (the "Exchange Offer"), pursuant to the Registration Statement on Form S-4 and Form SB-2 (File No. 333-127048), filed by the Company with the Securities and Exchange Commission on July 29, 2005, under the Securities Act of 1933, as amended (the "Registration Statement"). We have acted as counsel to the Company in connection with the preparation of the section captioned "Discussion of United States Federal Income Tax Consequences" of the Registration Statement.

        In rendering the opinions stated below, we have examined and, with your consent, relied upon the following documents:

        (i) The Articles of Incorporation of the Company dated October 25, 1996, as amended through the date hereof.

        (ii)    The Form of Certificate for the Old Warrants;



        (iii)   The Form of Certificate for the New Warrants;


        (iv)    The Registration Statement;



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            2290 FIRST NATIONAL BUILDING   o   660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3506

                     DETROIT  o  LANSING  o  OAKLAND COUNTY

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HONIGMAN
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September 21, 2005
Page 2


        (v) Resolutions of the Board of Directors of the Company dated July 29, 2005;

        (vi) A letter dated September 21, 2005, and signed by Thomas Klema as Chief Financial Officer on behalf of the Company, a copy of which is attached hereto as Exhibit A ("Certificate of Representations"); and

        (viii) Such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

        In our examination of the foregoing documents, we have assumed, with your consent, that (i) the documents are original documents, or true and accurate copies of original documents, and have not been subsequently amended,
(ii) the signatures on each original document are genuine, (iii) where any such document required execution by a person, the person who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are and will be true and correct, and (v) where any such document imposes obligations on a person, such obligations have been or will be performed or satisfied in accordance with their terms. We have not independently investigated or made separate inquiry into any of the representations, facts or assumptions set forth in such documents or any other documents. Without limiting the foregoing, we have assumed that all statements and descriptions of the Company's past and intended future activities in the Certificate of Representations are true and accurate, and that all representations that speak in the future, or to the intention or expectation, or to the best of the belief and knowledge of any person(s) are and will be true, correct, and complete as if made without such qualification. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts, assumptions, or documents.

        For purposes of rendering the opinions stated below, we have assumed that the Exchange Offer contemplated by the foregoing documents has been or will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of the Exchange Offer. In addition, our opinions are based on the assumptions that (i) the Company has been and will continue to be operated in accordance with the laws of the State of Michigan, (ii) the Company has been and will continue to be operated in the manner described in the relevant organizational documents, (iii) the Company did not grant Old Warrants to any holder of Old Warrants in connection with the performance of services, and (iv) the Old Warrants will be out of the money as of the date of the Exchange Offer (i.e., the trading price of the Company's common shares on the date of the Exchange Offer will be less than the $4.50 strike price of the Old Warrants).



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            2290 FIRST NATIONAL BUILDING   o   660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3506

                     DETROIT  o  LANSING  o  OAKLAND COUNTY

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HONIGMAN
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September 21, 2005
Page 3


        In rendering the opinions stated below, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder (the "Regulations"), administrative rulings and the other interpretations of the Code and Regulations by the courts and the Internal Revenue Service (the "Service"), all as they exist as of the date hereof. It should be noted, however, that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Therefore, although our opinions represent our judgment as to the probable outcome of these matters if challenged, we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede the opinions stated herein. In addition, there can be no assurance that positions contrary to our opinions will not be taken by the Service, or that a court considering the issues will not hold contrary to such opinions. Moreover, the opinions set forth below represent our conclusions based upon the documents, facts, assumptions, and representations referred to above. Any material amendments to such documents or changes in any significant facts after the date hereof, or inaccuracy of such assumptions or representations, could affect the opinions expressed herein.

        We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

        Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Registration Statement under the caption "Discussion of United States Federal Income Tax Consequences" is a fair and accurate summary of the material federal income tax consequences of the Exchange Offer.

        Other than as expressly stated above, we express no opinion as to any other federal income tax issue or matter relating to the Company. We consent to the filing of this opinion as an exhibit to, and the use of the name of the firm in, the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of matters stated, represented, covenanted, or assumed herein or any subsequent changes in applicable law. This opinion is issued to you in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our express written consent.

                            Very truly yours,

                            /s/ Honigman Miller Schwartz and Cohn LLP

                            HONIGMAN MILLER SCHWARTZ AND COHN LLP




RSS:JHC


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            2290 FIRST NATIONAL BUILDING   o   660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3506

                     DETROIT  o  LANSING  o  OAKLAND COUNTY

                                    Exhibit A


                               September 21, 2005


Honigman Miller Schwartz and Cohn LLP
2290 First National Building
Detroit, Michigan 48226

Ladies and Gentlemen:

         On July 29, 2005, Rockwell Medical Technologies, Inc. (the "Company") filed a Registration Statement on Form S-4 and Form SB-2 (File No. 333-127048) (the "Registration Statement") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company is publicly offering to exchange (the "Exchange Offer") up to 3,625,000 Common Share Purchase Warrants expiring January 26, 2006, with an exercise price to be determined by the Board of Directors prior to the effective date of the Registration Statement ("New Warrants") for 3,625,000 Common Share Purchase Warrants expiring January 26, 2006, with an exercise price of $4.50 ("Old Warrants").

         In connection with the Exchange Offer by the Company under the Registration Statement, we have requested your opinion regarding the federal income tax consequences of the Exchange Offer to holders of Old Warrants. Except as otherwise provided herein, capitalized terms shall have the same meaning ascribed to them in the Registration Statement.

         In connection with such opinion, you have requested certain representations regarding the organization and operation of the Company

         The undersigned hereby represents, and authorizes you in rendering your opinion to rely on the undersigned's representations, that:

QUALIFICATION, AUTHORIZATION AND KNOWLEDGE

         1. The undersigned is the duly qualified and elected Chief Financial Officer of the Company and as such is familiar with the facts herein certified and is duly authorized to certify the same.

ORGANIZATIONAL MATTERS

         2. The Company was formed as a Michigan corporation on October 25, 1996. Since its formation, the operation of the Company has been carried out (i) in accordance with (A) the law governing corporations formed in the State of Michigan and with all other applicable laws of the State of Michigan, and (B) the terms and conditions set forth in the Company's Amended and Restated Articles of Incorporation dated October 25, 1996, as amended or supplemented through the date hereof ("Articles of Incorporation"), and (ii) in the manner described in the Registration Statement.

         3. There are 20,000,000 authorized shares of no par value common stock of the Company, of which 8,686,552 shares are issued and outstanding.

         4. There are 2,000,000 authorized shares of preferred stock of the Company, of which no shares are issued and outstanding as of the date hereof.

         5. There are 3,710,832 Old Warrants to purchase shares of common stock of the Company outstanding as of the date hereof.

         6. There are 60,832 warrants to purchase shares of common stock of the Company expiring October, 2005, with exercise prices ranging from $0.50 to $0.84 per share ("Private Warrants") outstanding as of the date hereof.

         7. The Company granted 3,717,904 options to purchase shares of the Company's common stock pursuant to its 1997 Stock Option Plan ("Incentive Options"), of which 2,630,885 are outstanding as of the date hereof.

EARNINGS AND PROFITS OF THE COMPANY

         8. Since its formation, the Company has an accumulated deficit in tax earnings and profits as determined under Section 312 of the Internal Revenue Code of 1986, as amended ("CODE") and the regulations thereunder.

REDEMPTIONS OF STOCK BY THE COMPANY

         9. The Company redeemed all of its then-issued and outstanding Series A Preferred Shares on or about January 26, 1998, and has not redeemed any other shares of its stock since that time.

DISTRIBUTIONS TO SHAREHOLDERS

         10. Except for the redemption described in representation 10 above, the Company has never made a distribution of money or other property with respect to its stock.

         11. The Company has no plan to make a distribution of money or other property (including, without limitation, preferred stock that is convertible into common stock) to its shareholders in their capacity as shareholders before a date that is three years after the expiration of the Exchange Offer, and will not make any distribution of money or other property (including, without limitation, preferred stock that is convertible into common stock) to its shareholders in their capacity as shareholders before such date.

         12. The holders of Old Warrants will not have any election to receive cash or property (other than the New Warrants) in exchange for their Old Warrants.

         13. The Exchange Offer is a single, isolated transaction and the Company has no plan to periodically increase the proportionate interest of any holder of Old Warrants in the assets or earnings and profits of the Company.

OTHER MATTERS

         14. The Company is undertaking the Exchange Offer for a valid business purpose.

         15. Other than the New Warrants, there will be no securities of Company (including the Private Warrants and the Incentive Options) that will be exchanged for Old Warrants pursuant to the Exchange Offer.

         16. The Company has not issued any convertible securities and does not have any present intentions or plan to issue any convertible securities before a date that is three years after the expiration of the Exchange Offer.

         17. The Company's taxable year is the calendar year.

         18. To the knowledge of the Company, no shareholder of the Company who owns more than 2% of the Company's common shares owns more than 2% of the Old Warrants.

         19. The Company intends to adopt a Plan of Recapitalization in the form of the Plan of Recapitalization attached as Exhibit A.

         To the extent that the foregoing representations are forward-looking, they reflect the present intention of the Company and its current business plan with respect to the Company's operations and activities based on existing and contemplated facts and circumstances. Unexpected events may cause a deviation from one or more of the intended operating principles set forth herein, and in such case, the Company intends to take all action necessary to preserve in all events the status of the exchange of Old Warrants for New Warrants pursuant to the Exchange Offer as a transaction that does not give rise to a taxable distribution of stock rights under Section 305 of the Code and the regulations thereunder.

         IN WITNESS WHEREOF, the undersigned has hereunto set her hand on behalf of the Company on the date first above written.

         /s/ THOMAS KLEMA         Chief Financial Officer     September 21, 2005
         ---------------------    -----------------------     ------------------
         Thomas Klema                      Title                     Date

RSS:JHC

                                    EXHIBIT A

                            PLAN OF RECAPITALIZATION
                                       OF
                       ROCKWELL MEDICAL TECHNOLOGIES, INC.



         This Plan of Recapitalization (this "PLAN") is made, entered into, and agreed to as of __________, 2005, by Rockwell Medical Technologies, Inc., a Michigan corporation ("Company").

                                    RECITALS

         A. WHEREAS, the board of directors of the Company has determined that the Plan provided for herein is fair to, and in the best interests of, the holders of Common Stock, no par value, of the Company.

         B. WHEREAS, in connection with the Plan the board of directors approved and authorized each holder of Common Share Warrants expiring January 26, 2006 with an exercise price of $4.50 ("Old Warrants") to elect, subject to certain terms and limitations, to exchange their Old Warrants for Common Shares Warrants expiring January 26, 2006 with an exercise price of $_.__ to be issued and offered for exchange by the Company ("New Warrants").

         NOW, THEREFORE, the board of directors has adopted and approved the Plan as follows:

                                    AGREEMENT

         1. Exchange of Old Warrants for New Warrants. The Company shall effect the recapitalization on the terms and conditions set forth in this Plan. Upon the surrender of the Old Warrant certificate or certificates, the Company is offering to exchange New Warrants for each currently outstanding Old Warrant that is properly tendered and accepted (the "Exchange Offer").

         2. Expiration Period. The Exchange Offer will expire at 5:00 p.m. Eastern Daylight Time, on ____, 2005, unless extended by the Company at its sole discretion. The New Warrants may be exercised at any time prior to January 26, 2006.

                              CONDITIONS PRECEDENT

         1. Conditions Precedent to Consummation of the Recapitalization. The consummation of the transactions contemplated by this Plan is subject to the satisfaction or (subject to applicable law) the waiver at or prior the Closing Date of each of the following conditions:

                  (a) Each holder of Old Warrants wishing to participate in the Exchange Offer must complete, sign and date a Letter of Transmittal, in accordance with its instructions and mail or otherwise deliver the Letter of Transmittal together with the Old Warrants and any other required documentation to American Stock Transfer & Trust Company (the "Transfer Agent").

                  (b) Old Warrants must be properly tendered to American Stock Transfer & Trust Company (the "Transfer Agent") prior to 5:00 p.m. Eastern Daylight Time, on ___, 2005, unless the Company extends the Exchange Offer at its sole discretion


                                  MISCELLANEOUS

         1. Termination and abandonment. This Plan may be terminated and the transactions contemplated hereby may be abandoned by the board of directors of the Company at any time prior to the exchange of all Old Warrants for New Warrants.

         2. Amendment and Modification. Subject to applicable law, the provisions of this Plan may be amended or modified in any respect by the board of directors of the Company at any time prior to the exchange of all Old Warrants for New Warrants.


         IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed as of the date first above written.


                                           ROCKWELL MEDICAL TECHNOLOGIES, INC.
                                           a corporation



                                           By: _____________________________

                                                  Its:_________________________